UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2021

MVB Financial Corp.
(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Virginia Avenue, Fairmont, WV	26554-2777
(Address of principal executive offices)	(Zip Code)

(304) 363-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) New Employment Agreements for Larry Mazza, President and Chief Executive Officer, and Donald T. Robinson, Chief Financial Officer and Treasurer

On March 1, 2021, MVB Financial Corp. (the “Company”) entered into entered into a new employment agreement with each of Larry Mazza, President and Chief Executive Officer (the “Mazza Employment Agreement”), and Donald T. Robinson, Chief Financial Officer and Treasurer, effective January 1, 2021 (the “Robinson Employment Agreement,” together with the Mazza Employment Agreement, collectively referred to as the “New Employment Agreements”), in connection with the amendment and restatement of each of Mr. Mazza and Mr. Robinson’s existing employment agreements

Each New Employment Agreement provides for a term commencing on January 1, 2021 and ending on such date that the employee is no longer employed by the Company. Mr. Mazza’s duties shall include serving as the Chief Executive Officer of the Company and its wholly-owned subsidiary, MVB Bank, Inc. (the “Bank”). Mr. Robinson’s duties shall include serving as the Chief Financial Officer and Treasurer of the Company and Executive Vice President of Finance of the Bank.The Mazza Employment Agreement provides for an annual base salary of seven hundred and eighty thousand dollars ($780,000) and the Robinson Employment Agreement provides for an annual base salary of three hundred and ninety-five thousand dollars ($395,000) (each, the “Base Salary”), both of which may be reviewed and adjusted annually. Such adjustments shall not reduce either executive’s then-current annual Base Salary unless such reduction is part of a proportionate reduction in base salaries at such executive’s level. In addition, both Mr. Mazza and Mr. Robinson shall be eligible for any incentive compensation plan that is currently in effect and as approved by the Company’s Board of Directors (the “Board”).

In the event the Company terminates Mr. Mazza or Mr. Robinson for cause or due to death or disability (as defined in the employment agreements), each shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of outstanding expenses and accrued benefits) earned through the termination date. In order to terminate Mr. Mazza or Mr. Robinson for cause (or for Mr. Mazza or Mr. Robinson to resign for constructive termination), the Company shall give notice to the executive specifying the reason for termination and providing a period of fourteen (14) days to cure the reason specified. If there is no cure within fourteen (14) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

In the event the Company terminates either Mr. Mazza or Mr. Robinson without cause or such employee terminates for good reason (as defined in the employment agreements), he shall be entitled to (a) all compensation that would have been payable through the applicable term of employment, (b) a severance payment of two years of the then current annual Base Salary in the case of Mr. Mazza (the “Mazza Severance Payment”) and of one year of the then current annual Base Salary in the case of Mr. Robinson (the “Robinson Severance Payment,” and collectively with the Mazza Severance Payment, the “Severance Amount”), and (c) a pro-rated bonus payment equal to any annual incentive compensation earned for the fiscal year, pro-rated for the days of such year worked, provided that a general release of claims is executed by each employee and that each employee complies with all post-employment covenants. The Severance Amount will be paid on each executive’s regular payroll dates at the monthly Base Salary rate in effect at the time of the executive’s termination, with such installments commencing within sixty (60) days following the executive’s separation from service. The Severance Amount shall be in addition to Mr. Mazza’s or Mr. Robinson’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company.

In the event the Company terminates Mr. Mazza or Mr. Robinson without cause in connection with a change of control (as defined in the employment agreements), each shall be entitled to a Change of Control Severance (the “CoC Severance Amount”) in addition to the applicable Severance Amount described above. The CoC Severance Amount shall be an amount equal to 0.5 times the amount of the Severance Amount. In addition, each of the New Employment Agreements also include provisions related to (a) treatment of confidential information; (b) the return of the Company’s property in the event of a resignation or termination; and (c) non-solicitation, non-interference, and non-competition for one (1) year in any U.S. state or city which serves as a place of business of the Company or any subsidiary of the Company.

The foregoing description of the New Employment Agreements with Mr. Mazza and Mr. Robinson does not purport to be complete and is qualified in its entirety by reference to the full text of the the New Employment Agreements, each of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Mr. Larry Mazza, dated March 1, 2021
10.2	Employment Agreement with Mr. Donald T. Robinson, dated March 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By:	/s/ Donald T. Robinson
Donald T. Robinson Executive Vice President and Chief Financial Officer

Date: March 5, 2021

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

10.1	Employment Agreement with Mr. Larry Mazza, dated March 1, 2021	Filed herewith
10.2	Employment Agreement with Mr. Donald T. Robinson, dated March 1, 2021	Filed herewith
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith
101.CAL	XBRL Taxonomy Extension Calculation Document	Filed herewith
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	Filed herewith
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith